EXHIBIT 9(a)
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                          GOODWIN, PROCTER & HOAR LLP
                               counsellors at law
                                 Exchange Place
                        Boston, Massachusetts 02109-2881

Philip H. Newman                                      telephone (617) 570-1000
(617) 570-1558                                        telecopier (617) 523-1231



                               November 29, 2000



USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, TX  78288

Dear Ladies and Gentlemen:

         As counsel to USAA Mutual Fund, Inc. (the "Company"), a Maryland corporation, we have been asked to render our opinion with respect to the issuance of shares of capital stock, $.01 par value per share, of the Aggressive Growth Fund, the Growth Fund, the Growth & Income Fund, the Income Fund, the Income Stock Fund, the Short-Term Bond Fund, the Money Market Fund, the Science & Technology Fund, and the First Start Growth Fund (the "Shares"), each of which is a class of capital stock of the Company which has been established and designated in the Company's Articles of Incorporation and Articles Supplementary to the Articles of Incorporation, as amended (collectively, the "Articles"), all as more fully described in the Prospectuses and the Statement of Additional Information contained in Post-Effective Amendment No. 56 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

         We have examined the Articles, the By-Laws of the Company, as amended, the minutes of certain meetings of and resolutions adopted by the Board of Directors of the Company, the Prospectus and Statement of Additional Information contained in the Amendment and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

         Based upon the foregoing, and assuming that not more than (i) 55,000,000 Shares of the Aggressive Growth Fund, (ii) 150,000,000 Shares of the Growth Fund, (iii) 110,000,000 Shares of the Growth & Income Fund, (iv) 270,000,000 Shares of the Income Fund, (v) 250,000,000 Shares of the Income Stock Fund, (vi) 120,000,000 Shares of the Short-Term Bond Fund, (vii) 4,700,000,000 Shares of the Money Market Fund, (viii) 105,000,000 Shares of the Science & Technology Fund, and (ix) 95,000,000 Shares of the First Start Growth Fund will be issued and outstanding at any time, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information relating to such Shares in effect at the time of the sale, will be legally issued, fully paid and non-assessable.

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                          GOODWIN, PROCTER & HOAR LLP

USAA Mutual Fund, Inc.
November 29, 2000
Page 2

         We also hereby consent to the reference to the firm in the Statement of Additional Information under the heading "General Information--Counsel" which forms a part of the Amendment and the filing of this opinion as an exhibit to the Amendment.

                                                Very truly yours,

                                                /s/GOODWIN, PROCTER & HOAR  LLP
                                                -------------------------------
                                                GOODWIN, PROCTER & HOAR  LLP

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                                 EXHIBIT 9(c)

                          GOODWIN, PROCTER & HOAR LLP
                               counsellors at law
                                 Exchange Place
                        Boston, Massachusetts 02109-2881

                                                      telephone (617) 570-1000
                                                      telecopier (617) 523-1231



                               November 29, 2000



USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288-0227

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 56 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") of USAA Mutual Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinions with respect to the legality of the shares of the Registrant representing interests in the Intermediate-Term Bond Fund, the High-Yield Opportunities Fund and the Small Cap Stock Fund, which opinion was filed with Post-Effective Amendment No. 51 to the Registration Statement.

         We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                              Very truly yours,

                                              /s/ GOODWIN, PROCTER & HOAR  LLP
                                              --------------------------------
                                              GOODWIN, PROCTER & HOAR  LLP


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